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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-51548, 333-57180, 333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-104488) and on Forms S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261, 333-95595, 333-107488 and 333-107489) of Tyco International Ltd. of our report dated November 4, 2003, except for Note 33 for which the date is November 18, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
December 15, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS